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                        Subsidiaries of Regency Centers, L.P. and Equity Ownership Thereof

                                                                                         NATURE OF                  % OF
        ENTITY                     JURISDICTION             OWNER(S)                     INTEREST                 OWNERSHIP
---------------------------------------------------------------------------------------------------------------------------
Regency Centers, L.P.                Delaware         Regency Realty Corporation       General Partnership            95%
                                                      Outside Investors                Limited Partnership             5%

Regency Realty Group, Inc            Florida          The Regency Group, Inc.          Common Stock                   93%
(formerly  Regency  Realty                            Regency Centers, L.P.            Common Stock                    7%
Group II, Inc.)                                       Regency Centers, L.P.            Preferred Stock               100%

RRC Lender, Inc.                     Florida          Regency Realty Group, Inc.       Common Stock                  100%

Chestnut Powder, LLC                 Georgia          Regency Realty Group, Inc.       Member                        100%

Marietta Outparcel, Inc.             Georgia          Regency Realty Group, Inc.       Common Stock                  100%

Barnett Shoales, LLC                 Georgia          Regency Realty Group, Inc.       Member                        100%

Panama Cove, Inc.                    Florida          Regency Realty Group, Inc.       Common Stock                  100%

Thompson-Nolensville, LLC            Florida          Regency Realty Group, Inc.       Member                        100%

Dixon, LLC                           Florida          Regency Realty Group, Inc.       Member                        100%

Rhett-Remount, LLC                   Florida          Regency Realty Group, Inc.       Member                        100%

Dunn & Briarcliff, Inc.              Florida          Regency Realty Group, Inc.       Common Stock                  100%

Edmunson Orange Corp.                Tennessee        Regency Realty Group, Inc.       Common Stock                  100%

Tulip Grove, LLC                     Florida          Edmunson Orange Corp.            Member                        100%

Hermitage Development, LLC           Florida          Edmunson Orange Corp.            Member                        100%

West End Property, LLC               Florida          Edmunson Orange Corp.            Member                        100%

Regency Office Partnership, L.P.     Delaware         Regency Centers, L.P.            General Partnership            99%
                                                      Regency Realty Corporation       Limited Partnership             1%

Equiport Associates, L.P.            Georgia          Regency Centers, L.P.            General Partnership            55%
                                                      Outside Investors                Limited Partnership            45%

Branch/HOP Associates, l.P.          Georgia          Regency Centers, L.P.            General Partnership         50.01%
                                                      Outside Investors                Limited Partnership         49.99%

Old Fort Associates, L.P.            Georgia          Regency Centers, L.P.            General Partnership         66.70%
                                                      Outside Investors                Limited Partnership         33.30%

Fieldstone Associates, L.P.          Georgia          Regency Centers, L.P.            General Partnership             7%
                                                      Outside Investors                Limited Partnership            30%

RRC Operating Partnership of         Georgia          Regency Centers, L.P.            General Partnership            16%
Georgia, L.P.                                         Outside Investors                Limited Partnership            84%

Regency Ocean East Partnership       Florida          Regency Centers, L.P.            General Partnership            25%
Limited                                               Outside Investors                Limited Partnership            75%

R&M Western Partnership, L.P.        Delaware         Regency Realty Group, Inc.       General Partnership         24.00%
                                                      Regency Centers, L.P.            Limited Partnership          1.00%

OTR/Regency Colorado Realty          Ohio             R&M Western Partnership, L.P.    General Partnership            30%
Holdings, L.P.

OTR/Regency Texas Realty Holdings,   Ohio             R&M Western Partnership, L.P.    General Partnership            30%
L.P.

T&M Allen Development Company        Texas            R&M Western Partnership, L.P.    General Partnership            50%
                                                      Topvalco

T&M Arlington Development Company    Texas            R&M Western Partnership, L.P.    General Partnership            50%
                                                      Topvalco                         General Partnership            50%

M&KS Arvada Development, LLC         Colorado         R&M Western Partnership, L.P.    Member                         50%
                                                      Dillon Real Estate               Member                         50%

M&KS Parker Development, LLC         Colorado         R&M Western Partnership, L.P.    Member                         50%
                                                      Dillon Real Estate               Member                         50%

M&KS Cheyenne Meadows Development,   Colorado         R&M Western Partnership, L.P.    Member                         50%
LLC                                                   Dillon Real Estate               Member                         50%

Woodmen Development, LLC             Colorado         R&M Western Partnership, L.P.    Member                         50%
                                                      Outside Investors                Members                        50%

R&KS Dell Range, LLC                 Wyoming          R&M Western Partnership, L.P.    Member                         50%
                                                      Dillon Real Estate               Member                         50%

T&M Frisco Development Company       Texas            R&M Western Partnership, L.P.    General Partnership            50%
                                                      Topvalco                         General Partnership            50%

T&M Shiloh Development Company       Texas            R&M Western Partnership, L.P.    General Partnership            50%
                                                      Topvalco                         General Partnership            50%

T&M Realty No. 1, LLC                Georgia          Regency Centers, L.P.            Member                         50%
                                                      Topvalco                         Member                         50%

Queensboro Associates, L.P.          Delaware         Regency Centers, L.P.            General Partnership            50%
                                                      Outside Investors                Limited Partnership            50%

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